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EXHIBIT 10.24

                             MODIFICATION AGREEMENT


         Modification Agreement (this "Agreement") made this 17th day of September 2003 by each of the parties identified on SCHEDULE A ("Parties") and One Voice Technologies, Inc., a Nevada corporation ("ONEV").

         WHEREAS, the Parties are holders of certain common stock purchase warrants (as described on Schedule A) of ONEV (the "Warrants"), which were issued by ONEV pursuant to subscription agreements from May 2002 to August 2003 (collectively "Purchase Documents");

         WHEREAS, as investors ("New Investors") are contemplating purchasing secured convertible debentures of ONEV in the aggregate of not less than $375,000 ("New Investment"), and it would be beneficial to ONEV and the Parties for such purchase to be made; and

         WHEREAS, the Company and the Parties have determined that it is in the Company's best interests to modify the Warrants.

         NOW THEREFORE, for good and valuable mutual consideration, the receipt of which is acknowledged and for the mutual promises herein contained, it is agreed:

         1. The Purchase Price, as defined in the Warrants, is reduced to $0.0474, subject to further adjustment as described in the Warrants. In lieu of the Company reissuing Warrant certificates reflecting the reduced Purchase Price, a copy of this letter appended to the Warrant shall be deemed sufficient to evidence the reduction of the Purchase Price.

         2. All terms employed in this Modification Agreement, unless otherwise defined herein, shall have the same meanings attributed to them in the Warrants.

         3. This Agreement shall supercede all prior modification and waiver agreements executed by and among the Parties and ONEV.

         4. The notice, venue and jurisdiction provisions contained in the Purchase Documents are incorporated herein and made a part hereof.

         5. The modification described herein may not result in an increase to the Purchase Price of the Warrants.

         5. This Agreement shall become null and void, if the New Investment is not completed by September 17, 2003.


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WHEREFORE, the Parties have signed this Agreement as of the date above written.

                                                    ONE VOICE TECHNOLOGIES, INC.


                                                     By:
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                                   SCHEDULE A


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PARTIES
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ALPHA CAPITAL
AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
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BRISTOL INVESTMENT FUND, LTD.
Caledonian House, Jennett Street
Georgetown, Grand Cayman
Cayman Islands
Fax: 323-468-8307
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ELLIS INTERNATIONAL LTD.
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama
Fax: (516) 887-8990
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GREENWICH GROWTH FUND LIMITED
C/o Consolidated Fund Management Ltd.
P.O. Box HM 2257
Hamilton HM JX, Bermuda
Fax: 441-292-1373
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STONESTREET LIMITED PARTNERSHIP
c/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, ON M5H 4A6, Canada
Fax: 416-956-8989
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01144 LIMITED
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